UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2014 (December 31, 2013)

INTERACTIVE INTELLIGENCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	000-54450 (Commission File Number)	45-1505676 (IRS Employer Identification No.)

7601 Interactive Way Indianapolis, IN 46278 (Address of principal executive offices, including zip code)

(317) 872-3000 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Compensatory Arrangements:

On December 31, 2013, the Compensation and Stock Option Committee of the Board of Directors of Interactive Intelligence Group, Inc. (the “Company”) approved a revised form of nonqualified stock option agreement (the “Revised Option Agreement”) for nonqualified stock option grants made to participants under the Interactive Intelligence Group, Inc. 2006 Equity Incentive Plan, as amended (“the Plan”), including the named executive officers and non-employee directors identified in the Company’s Proxy Statement.  The Revised Option Agreement includes a new Section 5(d) that provides for an extended exercise period for vested options if a participant’s termination from the Company constitutes an “Eligible Separation” (as defined in the Revised Option Agreement) and the participant complies with certain confidentiality, non-competition and non-solicitation provisions set forth in the Revised Option Agreement.

The foregoing description of the Revised Option Agreement is intended only as a summary and is qualified in its entirety by reference to the Revised Option Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.  The Plan was previously filed as Exhibit 10.1 to the Form 8-K filed by the Company with the Securities and Exchange Commission on May 24, 2013.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits:

The following item is filed as an exhibit to this current report on Form 8-K:

,
10.1	Form Nonqualified Stock Option Agreement under the Interactive Intelligence Group, Inc. 2006 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Intelligence Group, Inc. (Registrant)

Date: January 6, 2014	By:	/s/ Stephen R. Head
Stephen R. Head Chief Financial Officer, Senior Vice President of Finance and Administration, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form Nonqualified Stock Option Agreement under the Interactive Intelligence Group, Inc. 2006 Equity Incentive Plan.